EXHIBIT 10.3

FIRST AMENDMENT
Dated as of March 31, 2010
to
SALE AGREEMENT
Dated as of November 13, 2008

This FIRST AMENDMENT (this “Amendment”), dated as of March 31, 2010, is entered into by and between ASHLAND INC., a Kentucky corporation (“Ashland”), and CVG CAPITAL II LLC, a Delaware limited liability company (the “SPV”).

RECITALS

WHEREAS, the parties hereto have entered into that certain Sale Agreement dated as of November 13, 2008 (the “Sale Agreement”);

WHEREAS, the parties hereto desire to amend the Sale Agreement as provided herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Sale Agreement, the parties hereto agree as follows:

SECTION 1. Definitions.  All capitalized terms not otherwise defined herein are used as defined in the Sale Agreement.

SECTION 2. Amendments to Sale Agreement.  The Sale Agreement is hereby amended as follows:

2.1. The definition of “Second Tier Agreement” in Section 1.1 of the Sale Agreement is hereby amended and restated in its entirety as follows:

“Second Tier Agreement” means that certain Amended and Restated Transfer and Administration Agreement, dated as of March 31, 2010, by and among the SPV, the Originators, Ashland, as initial Servicer, Liberty Street Funding LLC, Market Street Funding LLC and Three Pillars Funding LLC, as Conduit Investors and Uncommitted Investors, The Bank of Nova Scotia, as the Agent, a Letter of Credit Issuer, a Managing Agent, an Administrator and a Committed Investor, PNC Bank, National Association, as a Letter of Credit Issuer, a Managing Agent, an Administrator and a Committed Investor, Wells Fargo Bank, National Association, as a Letter of Credit Issuer, a Managing Agent and a Committed Investor, SunTrust Bank, as a Letter of Credit Issuer and a Committed Investor, SunTrust Robinson Humphrey, Inc., as a Managing Agent and Administrator, and the various Investor Groups, Managing Agents, Letter of Credit Issuers and Administrators from time to time parties thereto.

2.2. Section 1.1 of the Sale Agreement is hereby amended to add the following new definitions:

“Closing Date” means November 13, 2008.

“Effective Date” means March 31, 2010.

“Originally Retained Receivable” means a Receivable which was originally a Retained Receivable prior to the Effective Date but which became a Conveyed Receivable as of the Effective Date and is set forth on Schedule V hereto.

“Water Receivable” means, a Receivable in existence prior to the Effective Date which is owed by an Obligor appearing on Schedule IV, to the extent such Receivable has been assigned the corresponding payer identification number appearing on such Schedule IV and to the extent related to Ashland’s “water treatment” line of business as designated by the identifier “AHWT” on Ashland’s internal books and records.

2.3. Clause (d) of the definition of “Related Assets” in Section 1.1 of the Sale Agreement is hereby amended and restated in its entirety as follows:

“(d)           all records, instruments, documents and other agreements (including any Contract with respect thereto) related to such Receivable, including but not limited to any third-party documentation related to shipments to an Obligor on behalf of the Originator by a distributor who has received a Valvoline Credit;”

2.4. The definition of “Retained Receivable” in Section 1.1 of the Sale Agreement is hereby amended and restated in its entirety as follows:

“Retained Receivable” means, a Receivable in existence on or after the Effective Date which is owed by an Obligor appearing on Schedule IV, to the extent such Receivable has been assigned the corresponding payer identification number appearing on such Schedule IV and to the extent related to Ashland’s “water treatment” line of business as designated by the identifier “AHWT” on Ashland’s internal books and records.

2.5. The Sale Agreement is hereby amended to add the following new Section 2.1(c):

“(c)           For the avoidance of doubt, it is understood and agreed that (i) the Receivables transferred hereunder shall not include the “Retained Receivables”, and (ii) the Receivables transferred hereunder prior to the Effective Date shall not include “Originally Retained Receivables”.

2.6. Section 4.2(a) and (b) in the Sale Agreement is hereby amended and restated in its entirety as follows:

“(a)           If on any day the Unpaid Balance of a Receivable is reduced or such Receivable is canceled as a result of any Dilution, the applicable Originator(s) shall be deemed to have received on such day a Collection of such Receivable in the amount of the Unpaid Balance (as determined immediately prior to such Dilution) of such Receivable (if such Receivable is canceled) or, otherwise, in the amount of such reduction, and such Originator(s) shall pay to the SPV an amount equal to such Deemed Collection and such amount shall be paid by the SPV to the Servicer for application by the Servicer as a Collection in accordance with Section 2.12 of the Second Tier Agreement.

(b)           If on any day any representation or warranty of an Originator set forth in Section 5.1(d), or Sections 5.2(a) or (h) with respect to any Receivable (whether on or after the date of transfer thereof to the SPV as contemplated hereunder) is determined to be incorrect as of such time when such representation or warranty was made or confirmed, such Originator shall be deemed to have received on such day a Collection of such Receivable equal to its Unpaid Balance. To the extent that the SPV subsequently receives Collections with respect to any such Receivable, the SPV shall pay such Originator an amount equal to the amount so collected, such amount to be payable in the same manner and priority as the Deferred Purchase Price.”

2.7. Section 6.2(a) in the Sale Agreement is hereby amended and restated in its entirety as follows:

“(a)           Conduct of Business; Ownership.  Each Originator shall carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise (and reasonable extensions of existing fields of enterprise) as it is presently conducted and do all things necessary to remain duly organized, validly existing and in good standing in its jurisdiction of formation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent the failure to maintain authority to conduct its business in each jurisdiction in which its business is conducted would not reasonably be expected to have a Material Adverse Effect; provided that this clause (b) shall in no way be deemed to restrict or prevent Ashland from completing, or from taking such action as it deems reasonably necessary to complete, the Proposed Castings Joint Venture Transaction.  The SPV shall at all times be a wholly-owned Subsidiary of Ashland or Ashland and the other Originators.”

2.8. The Sale Agreement is hereby amended to add the following new Section 9.11:

“Repurchase of Water Receivables.  In connection with Ashland’s anticipation of contributing certain lines of business related to the generation of Water Receivables to its Subsidiary, Hercules Incorporated, the parties hereto agree that (i) on the Effective Date, the SPV will repurchase all existing Water Receivables previously sold by it to the Investors pursuant to the Second Tier Agreement in accordance with the terms of Section 11.16 thereof, (ii) on or about April 1, 2010, the SPV shall sell, transfer and assign such repurchased Water Receivables to Ashland, and Ashland shall repurchase such Water Receivables from the SPV, for a purchase price equal to fair market value thereof, and (iii) Ashland may file any UCC termination statements in connection with the release and termination of all security or other interests in such repurchased Water Receivables and Related Security therewith that it deems reasonably appropriate in its discretion.”

2.9. References to Bank of America. As of the effective date of this Amendment, the parties hereto (i) acknowledge that The Bank of Nova Scotia (“Scotia”) will replace Bank of America, N.A. (“Bank of America”) as Agent on behalf of the Secured Parties in all respects under the Second Tier Agreement, and (ii) agree that all references in the Sale Agreement to Bank of America shall mean and be a reference to Scotia.

2.10. Schedule II to the Sale Agreement is hereby amended and restated in its entirety by the Schedule II attached to this Amendment.

2.11. Schedule IV to the Sale Agreement is hereby amended and restated in its entirety by the Schedule IV attached to this Amendment.

2.12. A new Schedule V is hereby added to the Sale Agreement in the form of Schedule V attached hereto.

SECTION 3. Conditions Precedent.  Section 2 hereof shall become effective on the date on which the Agent (and each Managing Agent, upon its request) has received a counterpart (or counterparts) of this Amendment, executed and delivered by each of the parties hereto, or other evidence satisfactory to the Agent of the execution and delivery of this Amendment by such parties.

SECTION 4. Miscellaneous.

4.1. Representations and Warranties.  The parties hereto each hereby represents and warrants that this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

4.2. References to Sale Agreement.  Upon the effectiveness of this Amendment, each reference in the Sale Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Sale Agreement as amended hereby, and each reference to the Sale Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Sale Agreement shall mean and be a reference to the Sale Agreement as amended hereby.

4.3. Effect on Sale Agreement.  Except as specifically amended above, the Sale Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.4. No Waiver.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the SPV under the Sale Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

4.5. Governing Law.  This Amendment, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

4.6. Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

4.7. Headings.  The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

4.8. Counterparts.  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

ASHLAND INC., as an Originator

By:	/s/ J. Kevin Willis
	Name:	J. Kevin Willis
	Title:	Treasurer and Vice President, Finance

[Signatures Continue on the Following Page]

First Amendment to Sale Agreement

CVG CAPITAL II LLC, as the SPV

By:	/s/ Lynn P. Freeman
	Name:	Lynn P. Freeman
	Title:	Chief Executive Officer/President

First Amendment to Sale Agreement

Acknowledged and agreed to:

THE BANK OF NOVA SCOTIA

By:	/s/ Michael Eden
	Name:	Michael Eden
	Title:	Director

First Amendment to Sale Agreement